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                                                                    EXHIBIT 3.23

                          CERTIFICATE OF INCORPORATION

                                       OF

                                MWM HOLDING, INC.

                                   ARTICLE I
                               NAME OF CORPORATION

      The name of this corporation is: MWM Holding, Inc. (the "Corporation").

                                   ARTICLE II
                                REGISTERED OFFICE

      The address of the registered office of the Corporation in the State of Delaware is 615 South DuPont Highway, City of Dover, 19901, County of Kent. The name of its registered agent at that address is National Corporate Research, Ltd.

                                  ARTICLE III
                                    PURPOSE

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                            AUTHORIZED CAPITAL STOCK

      The Corporation shall be authorized to issue one class of stock to be designated Common Stock; the total number of shares which the Corporation shall have authority to issue is one thousand (1,000), and each such share shall have a par value of one cent ($0.01).

                                   ARTICLE V
                                  INCORPORATOR

      The name and mailing address of the incorporator of the Corporation is:

      Karen L. Doerner, Corporate Supervisor
      c/o Gibson, Dunn & Crutcher LLP
      200 Park Avenue
      New York, NY 10166

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                                   ARTICLE VI
                          BOARD POWER REGARDING BYLAWS

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.

                                  ARTICLE VII
                   NUMBER OF DIRECTORS; ELECTION OF DIRECTORS

      The number of directors which will constitute the whole Board of Directors of the Corporation shall be specified in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                  ARTICLE VIII
                        LIMITATION OF DIRECTOR LIABILITY

      To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware Code, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the personal liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article VIII by the stockholders of the Corporation shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article VIII at the time of such repeal or modification.

                                   ARTICLE IX
                               AMENDMENT OR REPEAL

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                       2
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                                   ARTICLE X
                   ELECTION NOT TO BE GOVERNED BY SECTION 203

      To the fullest extent permitted by the Delaware Code, the corporation shall not be governed by the provisions of Section 203 of the Delaware Code, or by any successor or similar statute.

                                   ARTICLE XI
                        SPECIAL MEETINGS OF STOCKHOLDERS

      Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors to have the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of the stockholders may be called by any other person or persons specified in any provisions of any certificate filed under Section 151(g) of the Delaware Code (or its successor statute as in effect from time to time hereunder), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

                                      * * *

      THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a Corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does make and file this Certificate.

Dated:  December 27, 2002

                                                     /s/ Karen L. Doerner
                                                     ---------------------------
                                                     Karen L. Doerner
                                                     Sole Incorporator

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                MWM HOLDING, INC.

                               ARTICLE I -- NAME

      The name of the corporation (hereinafter called the "Corporation") is MWM Holding, Inc.

                        ARTICLE II -- REGISTERED OFFICE

      The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 615 South Dupont Highway, Dover, Delaware 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware is National Corporate Research, Ltd.

                             ARTICLE III -- PURPOSE

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                          ARTICLE IV -- CAPITALIZATION

      1. Definitions. As used in this Article IV, the following terms shall have the following meanings:

      "Affiliate", with respect to any Stockholder that is not a natural person, means (i) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Stockholder or (ii) any Person who is a director or officer (a) of such Stockholder, (b) of any subsidiary of such Stockholder or (c) of any Person described in clause (i) above. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, (y) to vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors of such Person whether by ownership of securities, contract, proxy or otherwise, or (z) to direct or cause the direction of the management and policies of such Person whether by ownership of securities, contract, proxy or otherwise.

      "Board" means the Board of Directors of the Corporation.

      "Business Day" means any day other than a Saturday, Sunday, federal holiday or other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York.

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      "Certificate of Incorporation" means this Amended and Restated Certificate of Incorporation of the Corporation.

      "Class A Stock" means the Class A Common Stock described in Section 2(c).

      "Class A Stockholder" means a record holder of one or more shares of Class A Stock.

      "Class B Stock" means the Class B Common Stock described in Section 2(c).

      "Class B Stockholder" means a record holder of one or more shares of Class B Stock.

      "Class B Warrants" means the Class B Warrants to be issued by the Corporation in connection with the $30,000,000 Senior Subordinated Notes issued by MW Manufacturers, Inc.

      "Class B Warrant Holders" means the holders of the Class B Warrants.

      "Class B Warrant Shares" means the shares of Class B Stock issuable upon exercise of the Class B Warrants.

      "Class D Stock" means the Class D Common Stock described in Section 2(c).

      "Class D Stockholder" means a record holder of one or more shares of Class D Stock.

      "Common Stock" has the meaning set forth in Section 2(c).

      "Common Stockholder" means a record holder of one or more shares of Common Stock.

      "Conversion Date" has the meaning set forth in Section 6.

      "Corporation" has the meaning set forth in Article I.

      "DGCL" has the meaning set forth in Section 2(b).

      "Difference Shares" has the meaning set forth in Section 5.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Initial Public Offering" means the effectiveness of a registration statement under the Securities Act on any of Forms S-l, S-2, S-3, S-4 or any similar or successor form covering any of the Stock, and the completion of a sale of such Stock thereunder, (i) following which the Corporation or any successor by way of merger, consolidation, reorganization or otherwise is, or becomes, a reporting company under Section 12(b) or 12(g) of the Exchange Act, and (ii) as a result of which the Stock (or shares of stock issued to holders of stock in any such merger, consolidation, reorganization or similar transaction) is traded on the New York Stock Exchange or the American Stock Exchange, or quoted on The Nasdaq Stock Market or is traded or quoted on any other national stock exchange or automated quotation system.

      "IPO Date" means the effective date of the Initial Public Offering.

      "Non-Redeemable Shares" means all shares of Class A Stock or Class B Stock that have been previously sold (whether under Section 4 or Section 5(c)) pursuant to a Tag-Along Transfer.

      "Notice Date" has the meaning set forth in Section 4(b)(iv).

      "Other Securityholders" has the meaning set forth in Section 4(a).

      "Permitted Liens" means liens, encumbrances or restrictions on the Stock of any Stockholder arising out of the agreement pursuant to which such Stock was acquired by such Stockholder or such other agreements as contemplated therein.

      "Permitted Transferee" with respect to a Transfer by a Class D Stockholder, means (i) with respect to any Class D Stockholder who is a natural person, a Transfer to (a) such Stockholder's spouse or issue, or (b) a trust the beneficiaries of which, and a partnership the limited and general partners of which, include only the Class D Stockholder, his spouse or issue; and (ii) with respect to any Class D Stockholder that is not a natural person, (A) a Transfer to an Affiliate of such Class D Stockholder; or (B) a Transfer to another Class D Stockholder or its Affiliates; provided such other Class D Stockholder referenced in this clause (ii)(B) did not acquire its shares of Class D Stock pursuant to a Tag-Along Transfer.

      "Person" means any natural person, partnership, limited liability company, corporation (including the Corporation), trust or unincorporated organization or a government or a political subdivision thereof.

      "Preferred Stock" has the meaning set forth in Section 2(a).

      "Preferred Stock Designation" has the meaning set forth in Section 2(b).

      "Proposed Purchase Amount" has the meaning set forth in Section 4(a).

      "Proposed Transferee" has the meaning set forth in Section 4(a).

      "Proposed Transferor" has the meaning set forth in Section 4(a).

      "Redemption Date" has the meaning set forth in Section 5(c).

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Stock" has the meaning set forth in Section 2(c).

      "Stockholder" means a record holder of one or more shares of Class A Stock, Class B Stock, Class D Stock or Common Stock.

      "Tag-Along Acceptance Date" has the meaning set forth in Section 4(c).

      "Tag-Along Notice" has the meaning set forth in Section 4(c).

      "Tag-Along Pro Rata Amount" has the meaning set forth in Section 4(a).

      "Tag-Along Redemption Price" has the meaning set forth in Section 5(a).

      "Tag-Along Transfer" has the meaning set forth in Section 4(a).

      "Transfer", with respect to any share of Stock, means the sale, assignment, pledge, hypothecation, gift or any other disposition whatsoever of such share (other than pursuant to the Initial Public Offering or pursuant to the redemption or conversion of any such share of Stock, in either case in accordance with the terms of this Certificate of Incorporation), or the encumbrance or granting of any rights or interests whatsoever in or with respect to such share.

      "Transfer Notice" has the meaning set forth in Section 4(b).

      2. Designation and Number.

            (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 3,561,400, of which 500,000 shares shall be preferred stock and shall have a par value of $0.01 per share ("Preferred Stock") and 3,061,400 shares shall be common stock, as set forth in paragraph (c) below.

            (b) Preferred Stock. The Board is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the Delaware General Corporation Law (the "DGCL"). The Corporation may, by an amendment to the Certificate of Incorporation duly adopted, increase or decrease, at any time and from time to time (but not below the number of shares of Preferred Stock then outstanding), the number of authorized shares of Preferred Stock. Unless otherwise provided in a Preferred Stock Designation, shares of Preferred Stock redeemed, purchased or otherwise acquired by the Corporation pursuant to the terms hereof shall be retired and shall revert to authorized but unissued Preferred Stock.

            (c) Common Stock. There shall be four classes of common stock of the Corporation. The first class of common stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class A Common Stock" and the number of shares constituting such class shall be 1,500,000. The second class of common stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class B Common Stock" and the number of shares constituting such class shall be 28,200. The third class of common stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class D Common Stock" and the number of shares constituting such class shall be 2,500. The fourth class of common stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Common Stock" and the number of shares constituting such class shall be 1,530,700. The Class A Stock, Class B Stock, Class D Stock and Common Stock sometimes are referred to collectively herein as the "Stock." The Corporation may, by an amendment to the Certificate of Incorporation duly adopted, increase or decrease, at any time and from time to time (but not below the number of shares of Class A Stock, Class B Stock, Class D Stock or Common Stock, as the case may be, then outstanding), the number of authorized shares of Class A Stock, Class B Stock, Class D Stock or Common Stock, as the case may be. Shares of Stock redeemed, purchased or otherwise acquired by the Corporation pursuant to the terms hereof shall be retired and shall revert to authorized but unissued Class A Stock, Class B Stock, Class D Stock or Common Stock, as the case may be.

      3. Restrictions on Transfer.

            (a) Except for Transfers to a Permitted Transferee, no Class D Stockholder shall Transfer any share of Class D Stock owned by such Class D Stockholder except in accordance with the terms of this Certificate of Incorporation. Any Transfer or attempt to Transfer any share of Class D Stock in violation of the terms and conditions of this Certificate of Incorporation shall be null and void and of no force and effect, the transferee thereof shall not be deemed to be the registered holder thereof nor entitled to any rights with respect thereto, and the Corporation shall refuse to Transfer any such share of Class D Stock on its books to such alleged transferee.

            (b) No Stockholder shall Transfer any shares of Stock unless such Transfer complies with the conditions specified in this Section 3(b), which are intended to ensure compliance with the provisions of the Securities Act. Prior to any Transfer, the holder of the shares of Stock proposed to be Transferred shall give written notice to the Corporation of such holder's intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and, except with respect to a Transfer to an Affiliate that is an "accredited investor" as defined under the Securities Act, if requested by the Corporation, shall be accompanied by either (i) a written opinion of legal counsel who is reasonably satisfactory to the Corporation, addressed to the Corporation and reasonably satisfactory in form and substance to the Corporation's counsel, to the effect that the proposed Transfer may be effected without registration under the Securities Act and qualification under applicable state securities laws, or (ii) a "no action" letter from the SEC to the effect that the Transfer of such securities without registration under the Securities Act will not result in a recommendation by the staff of the SEC that action be taken with respect thereof, or a combination of (i) and (ii) above, whereupon the holder of such shares of Stock shall be entitled to Transfer such shares in accordance with the terms of this Certificate and the written notice delivered by the holder to the Corporation. Each certificate evidencing the shares of Stock Transferred as above provided shall bear the appropriate restrictive legend set forth in
Section 9, provided that, following the Initial Public Offering, such certificates shall bear the legend set forth in Section 9 or another legend only if, in the opinion of counsel to the Corporation, the imposition of such legend is required under the Securities Act or other applicable law. Any purported Transfer in violation of this Section 3(b) shall be null and void and of no force or effect, and the Corporation shall not record any such Transfer on its stock transfer books. The restrictions on Transfer contained in this Section 3(b) shall not apply to Transfers of shares of Stock (i) in the Initial Public Offering or (ii) following the Initial Public Offering, provided that such Transfer is made in compliance with the Securities Act and applicable state securities laws and in accordance with any restrictions on transfer contained in any restrictive legend set forth on the certificates representing such shares.

      4. Tag-Along Rights.

            (a) Transfer by Class D Stockholders. If, other than in connection with the Initial Public Offering, any Class D Stockholder or Class D Stockholders (for purposes of this Section 4, singularly or collectively, the "Proposed

Transferor"), at any time or from time to time in one transaction or in a series of transactions, desires to enter into an agreement (whether oral or written) to Transfer its shares of Class D Stock or any part thereof to any Person other than a Permitted Transferee (the "Proposed Transferee"), such proposed Transfer shall be deemed a "Tag-Along Transfer" and, each of the Class A Stockholders, Class B Stockholders and Class B Warrant Holders (collectively, the "Other Securityholders") shall have the right, as a condition to such Tag-Along Transfer, to have the Proposed Transferee purchase from each such Other Securityholder up to the number of shares (the "Tag-Along Pro Rata Amount") of Class A Stock or Class B Stock or Class B Warrant Shares derived by multiplying the total number of shares of Class A Stock or Class B Stock or Class B Warrant Shares (in each case exclusive of Non-Redeemable Shares) as the case may be, owned by such Other Securityholder by a fraction, the numerator of which is equal to the number of shares of Class D Stock that is proposed to be Transferred by the Proposed Transferor to the Proposed Transferee (the "Proposed Purchase Amount") and the denominator of which is the total number of shares of Class D Stock (other than shares of Class D Stock that have previously been Transferred pursuant to a Tag-Along Transfer) outstanding as of the Notice Date (as defined in Section 4(b)(iv)). If a Class B Warrant Holder elects to participate in the Tag-Along Transfer, it may do so either by (1) exercising a sufficient number of Class B Warrants prior to consummation of the Tag-Along Transfer and paving the aggregate exercise price for such exercise to the Corporation, in accordance with the procedures set forth in Section 4(c) below, or (2) selling directly to the Proposed Transferee the number of Class B Warrants it elects to include in the Tag-Along Transfer, in which latter case, upon consummation of the Tag-Along Transfer, (i) the Class B Warrant Holder shall receive the same consideration for each Class B Warrant Share included in the sale of the Class B Warrants as the Other Securityholders participating in the Tag-Along Transfer, less the aggregate exercise price for such Class B Warrants, (ii) such aggregate purchase price shall be remitted to the Corporation and (iii) the Corporation shall issue to the Proposed Transferee, upon delivery to the Corporation for cancellation of the warrant certificate representing the Class B Warrants it purchased, a number of shares of Class B Stock equal to the number of Class B Warrant Shares so purchased. All Tag-Along Transfers by Other Securityholders shall be on the same terms and conditions (with such changes as are necessary to apply such terms and conditions to a sale by such Other Securityholders) as the proposed Tag-Along Transfer by the Proposed Transferor, provided that no Other Securityholder may be required to make any representation or warranty in connection with the Tag-Along Transfer other than as to its ownership and authority to Transfer the shares of Stock to be Transferred by it, free and clear of any and all liens and encumbrances (other than under this Certificate of Incorporation) other than Permitted Liens and in compliance with all applicable laws and that no Other Securityholder may be required to join in any indemnification obligation that the Proposed Transferor has agreed to in connection with the Tag-Along Transfer other than with respect to any such representation or warranty relating to ownership and authority to Transfer the shares of Stock to be Transferred by such Other Securityholder and such indemnification obligation shall be limited to the amount of the net cash proceeds paid to the Other Securityholder in connection with the Tag-Along Transfer.

            (b) Transfer Notice. The Proposed Transferor participating in a Tag-Along Transfer shall at least ten (10) Business Days prior to the closing date thereof provide the Corporation and the Other Securityholders with written notice (the "Transfer Notice") of the proposed Tag-Along Transfer containing the following:

                  (i) the name and address of the Proposed Transferor and the Proposed Transferee;

                  (ii) the Proposed Purchase Amount;

                  (iii) the proposed amount to be paid for such shares of Class D Stock, the terms and conditions of payment offered by the Proposed Transferee, the closing date for the proposed Tag-Along Transfer and the estimated expenses payable pursuant to Section 4(d);

                  (iv) the aggregate number of shares of Class A Stock or Class B Stock, as the case may be, and the aggregate number of shares underlying Class B Warrants held of record as of the date the Transfer Notice is sent (the "Notice Date") by the Other Securityholder to whom the notice is sent;

                  (v) the aggregate number of shares of Class A Stock or Class B Stock, as the case may be, and the aggregate number of shares underlying Class B Warrants held of record as of the Notice Date by all Other Securityholders as a group;

                  (vi) the Tag-Along Pro Rata Amount for the Other Securityholder to whom the Transfer Notice is sent (assuming, for this purpose, the Class B Warrant Holders elect to fully exercise the Class B Warrants in connection with the Tag-Along Transfer); and

                  (vii) a statement confirming that the Proposed Transferee has agreed (i) to honor the tag-along rights of the Other Securityholders and
      (ii) pursuant to Section 5(c), to purchase the number of shares of Stock redeemed pursuant to Section 5(a).

            Upon written request by the Proposed Transferor, the Corporation shall provide to the Proposed Transferor the information referred to in (iv) and
(v) above for inclusion in the Transfer Notice and such other information as may be required to enable the Proposed Transferor to comply with the terms of this
Section 4(b).

            (c) Tag-Along Notice. Each Other Securityholder desiring to participate in the proposed Tag-Along Transfer shall provide a written notice (the "Tag-Along Notice") to the Proposed Transferor on or before the expiration of seven (7) Business Days after the Notice Date (the "Tag-Along Acceptance Date") stating the number of shares (including Class B Warrant Shares) held by such Other Securityholder (up to its Tag-Along Pro Rata Amount) to be included in the proposed Tag-Along Transfer on the terms and conditions specified in the Transfer Notice; if the number of shares to be included in the proposed Tag-Along Transfer includes shares of Class B Warrant Shares, the Class B Warrant Holder shall include with the Tag-Along Notice a notice with respect to its Class B Warrants (which notice may be conditioned on the consummation of the Tag-Along Transfer), which notice shall indicate whether (1) the Class B Warrants are to be exercised for shares of Class B Stock immediately prior to the sale to the Proposed Transferee (which exercise may be conditioned on consummation of the Tag-Along Transfer) and, if so, shall further indicate whether payment of the aggregate exercise price of such Class B Warrants (i) is included with the exercise notice in the form of a certified check or other acceptable payment means or (ii) will be made through a cashless exercise of such Class B Warrants pursuant to the terms of the warrant certificate or (2) the Class B Warrants are to be sold directly to the Proposed Transferee pursuant to Section 4(a)(2) above. The Tag-Along Notice given by each Other Securityholder shall include and constitute such Other Securityholder's binding agreement to include a number of shares equal to its Tag-Along Pro Rata Amount (or such lesser amount as stated in the Tag-Along Notice) in the Tag-Along Transfer on the terms and conditions specified in the Transfer Notice and in this Certificate of Incorporation. If the Proposed Transferee does not purchase all of the shares of Stock of the Proposed Transferor and the Other Securityholders included in such proposed Tag-Along Transfer, then the proposed Tag-Along Transfer to such Proposed Transferee shall be prohibited, any attempt to consummate the proposed Tag-Along Transfer shall be null and void and of no force and effect and the Proposed Transferor shall not transfer any securities to such Proposed Transferee in connection with the contemplated Tag-Along Transfer without once again complying with the provisions of this Section 4.

            (d) Each Proposed Transferor and each Other Securityholder whose shares are sold in a Tag-Along Transfer shall be entitled to receive the proceeds of such Tag-Along Transfer less its pro rata share, based on the number of shares included in such Tag-Along Transfer, of the reasonable out-of-pocket expenses of the transaction including, without limitation, legal, accounting and investment banking fees and expenses (but expressly excluding any fees payable to the Proposed Transferor or its Affiliates that are not on an arms-length basis), such determination of expenses to be made in the good faith determination of the Board (and less, in the case of the exercise price of Class B Warrants not previously paid to the Corporation, the aggregate exercise price for such Class B Warrants).

            (e) The provisions of this Section 4 shall not apply to a subsequent Transfer of any share of Class D Stock that previously has been the subject of a completed Tag-Along Transfer that complied with the provisions of this Section 4.

      5. Redemption.

            (a) The number of shares of Class A Stock or Class B Stock (including the Class B Warrant Shares), as applicable, equal to the difference ("Difference Shares") between (i) the number of shares included in any Tag-Along Transfer by a Class A Stockholder, Class B Stockholder or Class B Warrant Holder pursuant to Section 4 and (ii) the Tag-Along Pro Rata Amount for each such Class A Stockholder, Class B Stockholder or Class B Warrant Holder shall be redeemed by the

Corporation, to the extent it is lawfully permitted to do so and subject to the immediately succeeding sentence, out of funds legally available therefor pro rata, based on the number of Difference Shares held by such Other Securityholders, from each of the Class A Stockholders, Class B Stockholders or Class B Warrant Holders who elected to include in the Tag-Along Transfer a number of shares of Stock less than the number of shares that constitute their Tag-Along Pro Rata Amount or any such Other Securityholders that did not elect to participate in a Tag-Along Transfer at a redemption price (the "Tag-Along Redemption Price") for each share of Class A Stock or Class B Stock so redeemed equal to the per share price paid for the Class D Stock by the Proposed Transferee (provided that, if the consideration to be paid by the Proposed Transferee includes any non-cash consideration, the per share amount to be paid in such redemption shall be the fair value of the per share consideration to be paid by such Proposed Transferee as determined in good faith by the Board) less such Other Securityholder's pro rata share, based on the number of shares of Stock so redeemed from such Other Securityholder, of the expenses of the Tag-Along Transfer including, without limitation, legal, accounting and investment banking fees and expenses, as determined in good faith by the Board, and less, in the case shares of Class B Stock issued upon mandatory exercise of Class B Warrants pursuant to this Section 5(a), the aggregate exercise price of such Class B Warrants that were so exercised (unless, and to the extent, the Corporation and a Class B Warrant Holder agree to a cashless exercise of the Class B Warrants subject to mandatory exercise pursuant to this Section 5(a)). Notwithstanding the foregoing, the provisions of this Section 5 shall not apply to the holders of Class B Stock or Class B Warrants unless (i) the Tag-Along Transfer in which the Proposed Transferor proposes to Transfer a number of shares of Class D Stock exceeds 50% of the outstanding shares of Class D Stock and (ii) the Board recommends the sale as fair and that it represents a fair value to the holders of Class B Stock and Class B Warrants. To the extent the foregoing conditions are met, any Class B Warrant Holder that has not yet exercised its Class B Warrants shall be required to exercise such Class B Warrants to the extent necessary to effect the foregoing. The provisions of this
Section 5(a) shall not apply to the Non-Redeemable Shares. Redemption under this subsection is conditioned upon the contemporaneous purchase by the Proposed Transferee of the shares issuable under Section 5(b) in connection with the applicable Tag-Along Transfer.

            (b) The shares of Class A Stock or Class B Stock redeemed by the Corporation pursuant to a Section 5(a) redemption shall, on the Redemption Date, be retired and upon such retirement shall automatically revert to authorized but unissued shares of Class A Stock or Class B Stock, and the Corporation shall, on the Redemption Date, but immediately after such redemption and retirement, issue, to the extent it is lawfully permitted to do so, to the Proposed Transferee a number of shares of Class A Stock and Class B Stock equal to the number of shares of such Stock so redeemed. Upon any issuance of shares of Class A Stock or Class B Stock equal to the number of shares of such Stock redeemed pursuant to a Section 5(a) mandatory redemption (and as a condition to such issuance), the Corporation shall receive from the Proposed Transferee as the purchase price for such shares an amount equal to the Tag-Along Redemption Price for each share of Class A Stock and Class B Stock so redeemed.

            (c) The Corporation shall give to each holder of record of the shares of Class A Stock and Class B Stock (including Class B Warrant Holders) to be redeemed pursuant to the terms of this Section 5 prior written notice of such redemption not less than two (2) Business Days prior to the date such shares will be redeemed (the "Redemption Date") which in the case of a redemption pursuant to Section 5(a) shall be the closing date of the Tag-Along Transfer. Each such notice shall state: (A) the Redemption Date; (B) the total number of shares of Class A Stock and Class B Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (C) the Tag-Along Redemption Price; and (D) the fact that the certificates for the shares subject to redemption (and, in the case of Class B Warrants, the warrant certificates) are to be surrendered in exchange for payment of the Tag-Along Redemption Price (less, if applicable, the exercise price of the Class B Warrants), at the principal office of the Corporation or at such other place as the Corporation shall designate.

            (d) On the Redemption Date, and subject to receipt of the Tag-Along Redemption Price by the Stockholder thereof or deposit of the Tag-Along Redemption Price by the Corporation with an independent paying agent, the shares of Class A Stock and Class B Stock redeemed pursuant to the terms of this
Section 5 shall be deemed to have been so redeemed, notwithstanding that the certificates representing such Class A Stock or Class B Stock (and, in the case of Class B Warrants, the warrant certificates) shall not have been surrendered at the principal office of the Corporation or such other place as the Corporation may have designated or that notice from the Corporation shall not have been given by the Corporation or, if given, shall not have been received by any holder of Class A Stock or Class B Stock (including the Class B Warrant Holders) whose shares of Stock are to be so redeemed. All certificates representing the redeemed shares of Class A Stock and Class B Stock, including all certificates not so delivered by such Class A Stockholders and Class B Stockholders (including, in the case of Class B Warrants, the warrant certificates), shall be, or shall be deemed to be, canceled by the Corporation as of the Redemption Date and shall thereafter no longer be of any force or effect.

      6. Conversion.

      If an Initial Public Offering occurs, each then outstanding share of Class A Stock, Class B Stock and Class D Stock shall automatically convert into one share of Common Stock effective on the IPO Date (the "Conversion Date"), and Class B Warrants that have not been exercised prior to or concurrently with the consummation of the Initial Public Offering shall thereafter constitute warrants exercisable for the same number of shares of Common Stock. Prior to or on the Conversion Date, each holder of shares of Class A Stock, Class B Stock or Class D Stock shall surrender such holder's certificates evidencing such shares at the principal office of the Corporation or at such other place as the Corporation shall designate to such holder in writing at least ten (10) Business Days prior to the Conversion Date, and shall, within ten (10) Business Days after the Conversion Date, be entitled to receive from the Corporation certificates evidencing the number of shares of Common Stock into which such snares of Class A Stock, Class B Stock or Class D Stock are converted. On the Conversion Date, each holder of shares of

Class A Stock, Class B Stock or Class D Stock shall be deemed to be a holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such Class A Stock, Class B Stock or Class D Stock shall not have been surrendered at the principal office of the Corporation or such other place as the Corporation may have designated, that notice from the Corporation shall not have been given or, if given, shall not have been received by any holder of shares of Class A Stock, Class B Stock or Class D Stock, or that certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder. All certificates representing the converted shares of Class A Stock, Class B Stock or Class D Stock, including all certificates not so delivered by such Class A Stockholders, Class B Stockholders or Class D Stockholders, shall be, or shall be deemed to be, canceled by the Corporation as of the Conversion Date and shall thereafter no longer be of any force or effect and the Corporation shall not thereafter issue any such shares of Class A Stock, Class B Stock or Class D Stock.

      7. Voting Rights.

            (a) Holders of shares of Class D Stock and Common Stock shall be entitled to one vote for each share of such stock held on all matters as to which stockholders may be entitled to vote pursuant to the DGCL.

            (b) Holders of Class A Stock and Class B Stock shall not have any voting rights, except that the holders of the Class A Stock and Class B Stock shall have the right to vote to me extent required under the laws of the State of Delaware. Unless otherwise required by the terms of this Certificate of Incorporation, paragraph (2) of subsection (b) of Section 242 of the DGCL shall not entitle the holders of any shares of Stock to vote as a class on the increase of the number of authorized shares of such class of Stock or the decrease of the number of authorized but not outstanding shares of such class of Stock. Except as otherwise required by the DGCL, the holders of any class of Stock entitled to vote on any matter submitted to such holders for a vote shall vote together as a single group and not as separate classes.

      8. Liquidation; Dividends.

            (a) Subject to the rights of the holders of any shares of then-outstanding Preferred Stock, any distribution made upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be allocated pro rata based upon the number of shares of Stock held by each Stockholder. None of the sale, transfer, conveyance or lease of all or substantially all of the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 8(a).

            (b) Subject to the rights of the holders of any shares of then outstanding Preferred Stock, holders of Class A Stock, Class B Stock, Class D Stock and Common Stock shall be entitled to share ratably as a single class in all dividends and other distributions of cash or any other right or property as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor.

      9. Legend.

            (a) All certificates representing shares of Class A Stock and Class B Stock shall, in addition to other legends that may be required by state or federal securities laws, bear legends substantially as follows:

      "THESE SECURITIES ARE SUBJECT TO MANDATORY REDEMPTION BY THE CORPORATION. SUCH REDEMPTION CAN BE ACCOMPLISHED WITHOUT THE CERTIFICATES REPRESENTING SUCH SECURITIES BEING SURRENDERED AND WHETHER OR NOT THE CORPORATION GIVES NOTICE OF SUCH REDEMPTION. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

      "AS SPECIFIED IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION, THE TRANSFERABILITY OF THESE SECURITIES IS SUBJECT TO RESTRICTION. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

            (b) All certificates representing shares of Class D Stock in the Corporation shall, in addition to other legends that may be required by state or federal securities laws, bear legends substantially as follows:

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

      "AS SPECIFIED IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION, THE TRANSFERABILITY OF THESE SECURITIES IS SUBJECT TO RESTRICTION. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

            (c) All certificates representing shares of Common Stock in the Corporation shall, in addition to other legends that may be required by state or federal securities laws, bear legends substantially as follows:

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

      "THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

provided that, as specified in Section 3(b) hereof, following the Initial Public Offering, such certificates shall bear the legend(s) in the opinion of counsel to the Corporation required under the Securities Act or other applicable law.

            (d) All certificates representing shares of Stock shall bear such additional legends as may be required pursuant to applicable law.

      10. Record Holders. The Corporation shall be entitled to recognize the exclusive right of a person registered in its records as the holder of shares of Class A Stock, Class B Stock, Class D Stock or Common Stock, and such record holders shall be deemed the holders of such shares for all purposes.

                ARTICLE V -- MANAGEMENT OF BUSINESS AND AFFAIRS

      For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

      1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board. The number of directors which shall constitute the whole Board shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

      2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the DGCL, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board.

                        ARTICLE VI -- DIRECTOR LIABILITY

      No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that (except as set forth below) this Article VI does not eliminate or limit any such liability imposed by law: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be further eliminated or limited pursuant to this Article VI to the fullest extent permitted by the DGCL as so amended. Unless applicable law requires otherwise, any repeal of this Article VI by the stockholders of the Corporation, and any modification to this Article VI (other than one further eliminating or limiting director personal liability) shall be prospective only and shall not adversely affect any elimination of, or limitation on, the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                         ARTICLE VII -- INDEMNIFICATION

      1. Indemnification. To the fullest extent from time to time permitted by
Section 145 of the DGCL, the Corporation shall indemnify each Authorized Representative (as defined below) of the Corporation who was or is a party or who was or is threatened to be made a party to or otherwise is involved in any threatened, pending or completed action, suit or proceeding (including, without limitation, one by or in the right of the Corporation to procure a judgment in its favor), whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to employee benefit plans, from and against any and all expenses (including, without limitation, attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Authorized Representative or on such Authorized Representative's behalf in connection with such Proceeding. The Corporation shall make such indemnification to the Authorized Representative within thirty (30) days after receipt by the Corporation of the written request of the Authorized Representative for such indemnification unless, within that time, the Corporation (by resolution of its directors or stockholders or the written opinion of its independent legal counsel) has determined that the Authorized Representative is not entitled to such indemnification.

      2. Advancement of Expenses. Expenses (including attorneys' fees and expenses) incurred by an Authorized Representative or on such Authorized Representative's behalf in defending any such Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, within ten
(10) days after receipt by the Corporation of the written request of the Authorized Representative for such advance. To the extent required by law, the Corporation may condition such advance upon the receipt of the written undertaking of such Authorized Representative or on such Authorized Representative's behalf to repay such amount if it shall ultimately be determined that the Authorized Representative is not entitled to be indemnified by the Corporation. Such undertaking shall not be required to be guarantied by any other person or collateralized, and shall be accepted by the Corporation without regard to the financial ability of the person providing such undertaking to make such repayment

      3. Presumptions; Enforcement. For all purposes of this Article VII and to the fullest extent permitted by applicable law, there shall be a rebuttable presumption in favor of the Authorized Representative that all requested indemnifications and advancements of expenses are reasonable and that all conditions to indemnification or expense advancements, whether required under this Article VII or the DGCL, have been satisfied. The rights to indemnification and advancements of expenses provided by, or granted pursuant to, this Article VII shall be enforceable by any person entitled to such indemnification or advancement of expenses in any court of competent jurisdiction. Neither the failure of the Corporation (including the directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its directors, independent legal counsel and its stockholders) that such person in not entitled to indemnification or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or advancement of expenses, in whole or in part, in any such proceeding.

      4. Definitions, Etc. As used in this Article VIII, "Authorized Representative" means: (i) any person who is or was an officer or director of the Corporation; and (ii) any other person who may be designated by the Board from time to time as an "Authorized Representative" for purposes of this Article
VII. The provisions of Section 145(h), (i) and (j) of the DGCL and shall apply to this Article VII.

      5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, limited liability company or other enterprise against expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL or this Article VII.

      6. Article Not Exclusive. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any Authorized Representative may have or hereafter acquire under any statute, this Certificate of Incorporation, any by-law, agreement (including any insurance policy), vote of stockholders or disinterested directors or otherwise, both as to action in such Authorized Representative's official capacity and as to action in another capacity while holding such office. Nothing in this Article VII shall affect the right of the Corporation to grant rights of indemnification, and the advancement of expenses, to any other person or in any other circumstance.

      7. Reliance. Each Authorized Representative shall be deemed to have acted in reliance upon the rights to indemnification and advancement of expenses established in this Article VII. Unless applicable law requires otherwise, any repeal or modification of this Article VII (other than a modification expanding the right to indemnification and expense advancement in favor of Authorized Representatives) shall be prospective only and shall not adversely affect any right or benefit of an Authorized Representative to indemnification or expense advancement at the time of such repeal or modification.

      8. Severability. If any portion of this Article VII shall be held to be illegal, invalid or otherwise unenforceable by any court having appropriate jurisdiction, then the Corporation nevertheless shall indemnify and advance expenses to each Authorized Representative to the fullest extent permitted by the applicable portions of this Article VII not so held to be illegal, invalid, unenforceable, and otherwise to the fullest extent permitted by law.

      9. Related Service. Any director or officer of the Corporation serving in any capacity in (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i) shall be deemed to be doing so at the request of the Corporation.

      10. Applicable Law. To the extent permitted by law, any person entitled to indemnification or advancement of expenses as a matter of right pursuant to this
Article VII may elect to have the right to indemnification or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, or on the basis of the applicable law in effect at the time such indemnification or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or advancement of expenses shall be determined by the law in effect at the time such indemnification or advancement or expenses is sought.

                           ARTICLE VIII -- AMENDMENTS

      From time to time any of the provisions of this Certificate of Incorporation may he amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the tune prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article VIII.

      IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 241 and 245 of the DGCL has been executed by its duly authorized officer this 16th day of January, 2003.

                                            By: /s/ Simon Moore
                                                -------------------------------
                                                Name: Simon Moore
                                                Title: President and Director

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                MWM HOLDING, INC.

            MWM HOLDING, INC., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

            A. The name of the corporation is MWM HOLDING, INC. (the "Corporation"). The date of filing of its Certificate of Incorporation ("Certificate of Incorporation") with the Secretary of State of Delaware was December 27, 2002. The date of filing of its Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware was January 16, 2003.

            B. This restated Certificate of Incorporation, having been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the "General Corporation Law") and by the written consent of the stockholders of the Corporation restates and further amends the provisions of the Amended and Restated Certificate of Incorporation.

            C. The text of the Certificate of Incorporation is hereby amended and restated (hereinafter, this "Second Amended and Restated Certificate of Incorporation") to read as follows:

                                   ARTICLE I.

                                      NAME

            The name of the corporation is "MWM Holding, Inc." (the "Corporation").

                                  ARTICLE II.

                      ADDRESS; REGISTERED OFFICE AND AGENT

            The address of the Corporation's registered office is 615 South DuPont Highway, Dover, Delaware 19901; and its registered agent at such address is National Corporate Research, Ltd.

                                  ARTICLE III.

                                    PURPOSES

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

                                  ARTICLE IV.

                                  CAPITAL STOCK

            4.1 Authorized Capital. The total number of shares of stock which the Corporation shall have authority to issue is Ten Thousand (10,000) shares of Common Stock par value One Cent ($.01) per share.

            4.2 Exchange of Shares. Effective upon the filing of this Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, each share of (i) Class A Common Stock issued and outstanding immediately prior thereto shall, without any action on the part of the holder thereof, be reclassified as one one hundredth (0.01) of a share of Common Stock and (ii) Class D Common Stock issued and outstanding immediately prior thereto shall, without any action on the part of the holder thereof, be reclassified as one one hundredth (0.01) of a share of Common Stock.

                                   ARTICLE V.

                              ELECTION OF DIRECTORS

            The number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws of the Corporation. Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                  ARTICLE VI.

                             LIMITATION OF LIABILITY

            6.1 To the fullest extent permitted under the General Corporation Law, as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

            6.2 Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

                                  ARTICLE VII.

                                 INDEMNIFICATION

            7.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an "Other Entity"), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors.

            7.2 Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 7 or otherwise.

            7.3 Claims. If a claim for indemnification or advancement of expenses under this Article 7 is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

            7.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 7 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

            7.5 Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

            7.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 7 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

            7.7 Other Indemnification and Prepayment of Expenses. This Article 7 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

                                 ARTICLE VIII.

                  ADOPTION, AMENDMENT AND/OR REPEAL OF BY-LAWS

            In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the By-laws, subject to the power of the stockholders of the Corporation to alter or repeal any By-law whether adopted by them or otherwise.

                                  ARTICLE IX.

                             CERTIFICATE AMENDMENTS

            The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, I, Lee D. Meyer, Vice President of MWM HOLDING, INC. have executed this Amended and Restated Certificate of Incorporation as of the 27 day of August, 2004, and DO HEREBY CERTIFY under the penalties of perjury that the facts stated in this Second Amended and Restated Certificate of Incorporation are true.

                                    /s/  Lee D. Meyer
                                    ------------------------------------
                                    Lee D. Meyer
                                    Vice President